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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[...]    Preliminary Proxy Statement
[   ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[X]      Soliciting Material Pursuant to Section 240.14a-12

                               ANIMAS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

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         2)      Aggregate number of securities to which transaction applies:

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         3)      Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)      Proposed maximum aggregate value of transaction:

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         5)      Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

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         2)      Form, Schedule or Registration Statement No.:

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         3)      Filing Party::

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         4)      Date Filed:

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The following is the text of a memorandum distributed by Animas Corporation on
December 16, 2005.

                           INTERNATIONAL DISTRIBUTORS'
                           FREQUENTLY ASKED QUESTIONS


1.   What impact does the merger have on my business?

     - The merger will allow Animas to develop a greater presence OUS, and truly become a global company.
     - You can therefore expect Animas to develop a far greater presence throughout the world.

2.   What do we tell our customers?

     - Animas has made significant headway in the insulin pump business over the past 5-6 years, excelling in customer service and technological innovation.
     - The combination of Animas with LifeScan will make the two together the largest diabetes franchise in the world, with the world's best pumps, best meters, and best product pipeline.
     - The financial, marketing, and research & development strength of J&J will ensure the long-term viability of Animas.

3. What about our contractual agreements? How long do we expect to be selling the Animas products?

     -    All contractual agreements will be honored.
     - You can expect to continue selling Animas products in accordance with your contracts.


4. What is J&J's long-term sales strategy? Will they maintain a distribution network OUS?

     - J&J's long-term strategy is to continue providing the best products and service to people with diabetes.

5.   Is J&J planning to go direct in my market?

     - There are no plans at this time to change how we're distributing in any country.
     - Given the synergy with LifeScan, we, in conjunction with LifeScan, will be working on developing a strategy for each individual country so that we can best capitalize on our combined strengths in each country.

6.   When will the deal go through? What happens if the deal falls through?

     - The deal requires the approval/ review by two US government branches: the Securities & Exchange Commission and the Federal Trade Commission, as well as the shareholders of Animas.
     - We are highly confident that both the government, as well as the Animas shareholders will approve the transaction.
     -    We expect this transaction to occur in the first quarter of 2006.

7.   Can we go directly to J&J and negotiate our own contract?

     -    J&J is a really a conglomeration of over 150 operating companies.
     - Operating decisions within J&J are made by the individual operating company.
     - You will continue to deal directly with Animas after the transaction, as before.

8. I am now selling a meter manufactured by a competitor of Lifescan. Will I need to sell the LifeScan meter?

     -    No decisions have been reached.
     -    We will deal with each situation individually.

This material is not a substitute for the proxy statement Animas Corporation will file with the Securities and Exchange Commission. You are urged to read the proxy statement, when it becomes available, because it will contain important information. The proxy statement and other documents, which will be filed by Animas with the Securities and Exchange
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Commission, will be available free of charge at the SEC's website, www.sec.gov, or by visiting Animas's website at www.animascorp.com.

Animas and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Animas's stockholders in connection with the proposed transaction. You may obtain a detailed list of names, affiliations and interests of Animas participants in the solicitation of proxies of Animas's stockholders by reading the proxy statement when it becomes available.